                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                                COUNTY BANK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                                       AND
                                 PROXY STATEMENT


                                 APRIL 21, 2000

                              [COUNTY BANKCORP LOGO]

                                 COUNTY BANKCORP

                                COUNTY BANK CORP
                            83 WEST NEPESSING STREET
                             LAPEER, MICHIGAN 48446

                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS

                     TO THE STOCKHOLDERS OF COUNTY BANK CORP

Notice is hereby given that the Annual Meeting of Stockholders of County Bank Corp (the Corporation) will be held at the Pix Theatre, 172 East Nepessing Street, Lapeer, Michigan on Friday, April 21, 2000 at 3:30 p.m. for the following purposes:

   1. To elect the following three (3) directors to comprise Class III of the Board of Directors, to serve a three (3) year term to expire at the Annual Meeting of Stockholders in 2003:
       Michael H. Blazo, Thomas K. Butterfield and Timothy Oesch.

   2. To amend Article III of the Corporation's Articles of Incorporation to increase the total number of authorized common shares, $5 par value, from 1,200,000 to 3,000,000.

   3. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

Only those stockholders of record at the close of business February 29, 2000 shall be entitled to notice of and to vote at said meeting or any adjournment thereof.

You are cordially invited to attend the meeting in person. However, if you are unable to be present, please execute and return promptly the enclosed proxy which is solicited by the Board of Directors. The proxy is revocable and will not affect your right to vote in person if you attend the meeting. If you are unable to attend the meeting but desire to revoke your proxy, please contact Laird Kellie, Secretary of the Corporation, prior to the date of the meeting.

Immediately following the meeting, wine and hors d'oeuvres will be served. I welcome and encourage your attendance.

By Order of the Board of Directors
CURT CARTER
President and Chief Executive Officer

Dated March 24, 2000

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                COUNTY BANK CORP
                                LAPEER, MICHIGAN

                                 MARCH 24, 2000

This Proxy Statement is furnished to the stockholders of County Bank Corp (the Corporation) in connection with the solicitation, by the Board of Directors of the Corporation, of proxies to be used in voting at the Annual Meeting of Stockholders to be held on April 21, 2000 at 3:30 p.m., at the Pix Theatre, 172 East Nepessing Street, Lapeer, Michigan. Solicitation of proxies is being made by mail or telephone by employees of the Corporation's subsidiary, Lapeer County Bank & Trust Co. (the Bank), and all costs will be at the Bank's expense.

Stockholders of record at the close of business on February 29, 2000 will be entitled to vote. Each share is entitled to one vote on each matter to be voted on at the meeting. On the record date, there were 1,200,000 shares authorized and 1,186,472 shares of common stock, $5.00 par value, outstanding and entitled to vote. This stock constitutes the only voting securities of the Corporation. Beneficial ownership in excess of five percent (5%) of the common stock, as of the record date is as follows:

Richard E. Calvert                                87,184 shares of common stock
7784 E. Shore Road
Traverse City, Michigan  49686                                            7.35%



                              ELECTION OF DIRECTORS

Pursuant to the terms of the Articles of Incorporation of the Corporation, the Board of Directors is divided into three (3) classes, designated as Class I, Class II and Class III, with each class consisting of approximately one-third of the total number of directors as fixed from time to time by the Board of Directors. The current number of members of the Board of Directors, as fixed by the directors, is nine (9). The directors serve staggered three-year terms, so that directors of only one class are elected at each Annual Meeting of Stockholders. At the forthcoming annual meeting, the stockholders will be asked to elect three (3) directors to serve in Class III of the Board of Directors.

Nominees for election at the forthcoming Annual Meeting are Michael H. Blazo, Thomas K. Butterfield and Timothy Oesch, all of whom are present directors of the Corporation. Nominations other than those made by or on behalf of management must be made in accordance with Article III of the Corporation's Bylaws requiring that advance notice and certain biographical information regarding the proposed nominee be given to the Corporation. If elected, the nominees will serve a three (3) year term, which shall expire at the Annual Meeting of Stockholders in 2003, and until their successors are duly elected and shall have qualified.

The persons named in the enclosed form of proxy will vote the proxy in accordance with the choice specified. If no choice is specified, it is the intention of the persons named in the enclosed form of proxy to elect the three nominees named below.

                           INFORMATION AS TO NOMINEES

The names of the nominees for election as directors in Class III, together with specific information about the nominees, are as follows:


                                                                                    COUNTY BANK
                                                                  DIRECTOR          CORP SHARES
                                    PRINCIPAL                      SINCE               OWNED
                                 OCCUPATION FOR                 (INCLUDING          BENEFICIALLY*       % OF
NAME AND AGE                   PAST FIVE (5) YEARS              SUBSIDIARY)            2-16-00        OUTSTANDING
------------                   -------------------              -----------         -------------     -----------
Michael H. Blazo               President                            1987                20,012            1.69
1427 Tanglewood                Kirk Construction Co.
Lapeer, MI  48446
Age:  52

Thomas K. Butterfield          Partner
1597 Peppermill Road           Taylor, Butterfield, Riseman,        1978                29,400            2.48
Lapeer, MI  48446              Clark, Howell & Churchill, P.C.
Age:  57                       Attorneys at Law

Timothy Oesch                  President                            1993                 3,382             .29
1043 N. Madison                Nolin, Oesch, Sieting
Lapeer, MI  48446              & Macksoud, P.C.
Age:  49                       Certified Public Accountants



                INFORMATION AS TO DIRECTORS WHOSE TERMS OF OFFICE
                   WILL CONTINUE AFTER THE 2000 ANNUAL MEETING

CLASS I (TERM EXPIRES 2001)
Curt Carter                    President & CEO                      1979                 7,465             .63
390 Myers Road                 County Bank Corp and
Lapeer, MI  48446              Lapeer County Bank &
Age:  56                       Trust Co.

Ernest W. Lefever, DPM         Doctor of Podiatry                   1996                   600             .05
2016 Lakeview Drive
Lapeer, MI  48446
Age: 53

Charles E. Schiedegger         President and Chief                  1991                11,126             .94
2848 Galway Bay Drive          Operating Officer
Metamora, MI  48455            Metamora Products
Age:  59                       Corporation


CLASS II (TERM EXPIRES 2002)

David H. Bush, O.D.            Doctor of Optometry                  1987                46,300            3.90
1099 Pinetree
Lapeer, MI  48446
Age:  49

Patrick A. Cronin              Agent                                1993                 2,228             .19
286 W. Coulter Road            State Farm Insurance
Lapeer, MI 48446
Age:  46

James F. Harrington            President                            1998                11,672             .98
3151 Oakwood Road              H & H Tool, Inc.
Oxford, MI 48370-1015          An automotive parts
Age: 58                        manufacturer




*Included in the shares set forth in the table above are shares owned by nominee or director, his wife, minor children, certain other family members, controlled corporations or similar business enterprises, and shares over which the nominee or director has full or share voting control and power of disposition.

Executive Officers and Directors, as a group, own 132,785 shares or 11.19% of the total outstanding shares of common stock of the Corporation as of February 16, 2000.

                         PROPOSED AMENDMENT TO INCREASE
                         THE NUMBER OF AUTHORIZED SHARES

The Board of Directors has approved and recommends to the stockholders an amendment to the Articles of Incorporation of the Corporation increasing the authorized common shares of the Corporation from 1,200,000 to 3,000,000 shares. The Corporation presently has 1,186,472 shares of its $5 par value common stock issued and outstanding. While the Corporation has no present plan or intention to issue addition shares, by increasing the authorized shares of the Corporation, your management and Board of Directors will have greater flexibility in paying future share dividends, negotiating further expansion opportunities and issuing shares for other proper corporate purposes. The Board of Directors of the Corporation recommends the adoption of this proposal. If approved, the Corporation will have available for future issuance, 1,813,528 shares of its common stock, without further action by stockholders, upon the authorization of its Board of Directors. The issuance of additional shares by the Corporation, other than on a pro rata basis such as a stock dividend, would dilute the shareholders' ownership.

The availability of the authorized and unissued common shares of the Corporation may have an antitakeover effect. If the Proposal is approved, the Corporation would have the ability to issue additional shares, which could be issued for the purpose of diluting a potential acquiror's ownership of the Corporation. The Corporation also has a classified Board of Directors which divides the Board into three classes with each Director elected for a three year term every three years. The Corporation's Articles and Bylaws currently contain no other provisions that were intended to be or could fairly be considered as antitakeover in nature or effect. The Board of Directors has no present intention to amend the Articles to add any antitakeover provisions, nor are the above described provisions the result of management's knowledge of any effort to obtain control of the Corporation by any means.

Holders of common shares are entitled to dividends when, as and if declared by the Corporation's Board of Directors out of funds legally available therefore. Exclusive voting rights are vested in holders of the common shares, each share being entitled to one vote.

The Corporation is a Michigan chartered corporation and is subject to the provisions of the Michigan General Corporation Law, including certain provisions regarding statutory provisions effecting the purchase of certain levels of voting power of the Corporation. Further, Federal law requires approval of the Board of Governors of the Federal Reserve System before any person or company acquires control of a bank holding company such as the Corporation.

In addition, the Corporation's Amended and Restated Articles of Incorporation (the Articles) provide certain procedures which must be followed before the Corporation may enter into a business combination with a related person. Such transactions require the approval of 80% of the outstanding shares unless first approved by the majority of the Board of Directors not affiliated with the related person or certain other fair price requirements are met.

Approval of the proposed amendment requires the affirmative vote of at least a majority of the outstanding shares or 593,237 shares of the Corporation as of 2/29/00.

If the proposed amendment is approved Article III of the Corporation's Articles of Incorporation would read as follows:

                                   Article III
The total authorized capital stock of the Corporation is three million shares of common stock of Five Dollars ($5.00) par value, all of one class with equal voting rights.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

As the bulk of the assets of County Bank Corp are held in the single subsidiary, Lapeer County Bank & Trust Co., the Corporation utilizes the committees of the Bank. The Board of Directors of County Bank Corp met six times during 1999.

Lapeer County Bank & Trust Co. (the Bank) held sixteen meetings of its Board of Directors, of which twelve were regularly scheduled meetings and four were special meetings. No director of the Bank or the Corporation attended less than 75% of the regularly scheduled and special meetings of the Corporation or the Bank in 1999. Currently, members of the Board of Directors of the Corporation also serve on the Board of Directors of the Bank, the Corporation's wholly owned subsidiary.

The Bank currently has the following committees of its Board of Directors: trust, loan and review, audit, compensation, insurance, investment, capital, marketing and nominating. The audit committee consists of Messrs. Oesch, Chairman; Schiedegger, Cronin and Blazo. Their function is to oversee the work assigned to Plante & Moran, LLP, the Bank's external auditors and the internal audit staff. The committee met four times during 1999. The compensation committee consists of Messrs. Butterfield, Chairman; Bush, Cronin and Carter. The function of this committee is to review salaries and benefits of the Bank's officers and employees. The committee met one time during 1999. The nominating committee consists of Messrs. Butterfield, Schiedegger, Blazo and Carter. The function of this committee is to review candidates for the Board of Directors of the Corporation and the Bank. The committee did not meet in 1999.

                     REMUNERATION OF DIRECTORS AND OFFICERS

The Corporation does not currently pay fees to its directors. The Bank pays fees to each of its directors at the rate of $400 per board meeting. Additionally, committee members are paid a fee of $150 for each committee meeting attended.

The Corporation does not currently compensate any of its officers, and has no employees. Its wholly owned subsidiary, Lapeer County Bank & Trust Co., separately compensates its officers, who include the same individuals as the executive officers of the Corporation.

The following table summarizes compensation paid to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer whose annual compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                ANNUAL                    ALL
                                                             COMPENSATION:               OTHER
NAME                               YEAR                 SALARY          BONUS         COMPENSATION
----                               ----                --------         -----         ------------
Curt Carter                        1999                $156,763         $15,000        $26,026(1)
President, Chief                   1998                $152,690         $15,000        $25,913(2)
    Executive Officer              1997                $146,491         $16,500        $25,201(3)


(1) Includes a $25,616 contribution to the Bank's profit sharing plan and a $410 matching employer contribution to a 401(k) plan.


(2) Includes a $25,514 contribution to the Bank's profit sharing plan and a $399 matching employer contribution to a 401(k) plan.


(3) Includes a $24,513 contribution to the Bank's profit sharing plan and a $688 matching employer contribution to a 401(k) plan.

                      REPORT OF THE COMPENSATION COMMITTEE

The Corporation does not currently compensate any of its officers and has no employees. Its wholly owned subsidiary, Lapeer County Bank & Trust Co. separately compensates its officers, who include the same individuals as the executive officers of the Corporation.

The Compensation committee (the "Committee") consists of three directors who are not employed by the Corporation or the Bank and are not eligible to participate in any of the Corporation's benefit plans, and the President and Chief Executive Officer of the Corporation. The committee submits the following report.

Overview and Philosophy

The Committee, pursuant to authority delegated by the board of directors of the Corporation, is responsible for determining compensation and benefit systems for officers of the Bank. The Committee determines the annual salaries and other compensation for officers based upon recommendations from the Bank's President and Chief Executive Officer, as well as information from the Bank's human resources department and independent outside consultants. With respect to the compensation of the Bank's President and Chief Executive Officer, in addition to the utilization of the Bank's human resources department and independent outside consultants, the other members of the board of directors may provide input and recommendations.

The Committee's determinations relating to executive compensation are intended to align the financial interests of the officers with the long-term interests of the Corporation's shareholders, and attract and retain high performing officers to lead the Corporation to greater levels of profitability.

The compensation package structured for the Bank's officers has two components. Base compensation (including salary, profit sharing, welfare benefits, and perquisites) and cash awards under a bonus plan for performance during the year.

Base Compensation

Base compensation for the Bank's officers has been established at competitive levels based upon information available to the Committee relating to compensation for corresponding positions at similarly situated financial institutions. Officer salaries are evaluated on a periodic basis utilizing information from independent outside consultants, the Bank's human resources department, and input from the Bank's President and Chief Executive Officer. The Committee also takes into account individual performance, experience and unique contributions or needs for certain expertise required by the Bank when determining the actual base salary for each executive officer.

Base Compensation of the Chief Executive Officer

The committee reviewed Mr. Carter's performance for 1999 in December of that year and awarded him a 6.7% merit increase effective January 1, 2000. In support of the increase the committee first noted that the Corporation achieved record earnings in 1999 while continuing to maintain strong credit quality. The Committee noted the successful opening of the Imlay City Branch and the leadership demonstrated in successfully guiding the Bank through a difficult transition of the Senior Vice President and chief loan officer's position.

Bonus Plan

All of the Bank's employees that were employed prior to September participated in a cash bonus plan. The cash bonus plan is designed to motivate the Bank's employees to achieve goals based on net earnings of the Bank. The dollar amount of the cash bonus was recommended by the President and Chief Executive Officer of the Bank in December of 1999 based on the Bank's earnings and growth. The Committee, based on the recommendations of the President and Chief Executive Officer with input from the Bank's human resource department, establishes each officer's bonus. The cash bonus was funded at $164,000.

Chief Executive Officer's Award

Mr. Carter received a bonus of $15,000.00 for 1999 under the cash bonus plan. The Committee reviewed the performance of the Bank against the targeted goals. The Bank posted record earnings in 1999 but only slightly higher than the previous year's record earnings. Based on individual performance while guiding the Bank through a difficult senior management transition, expansion of the Bank's branch network and successful and timely completion of Federal Y2K regulatory requirements, the Committee established the award at the same level as 1998.

THE COMPENSATION COMMITTEE

Thomas K. Butterfield, Chairman                      Patrick Cronin
David H. Bush                                        Curt Carter


                     COMPENSATION COMMITTEE AND TRANSACTIONS
                            WITH DIRECTORS & OFFICERS

Compensation Committee Interlocks and Insider Participation

Mr. Curt Carter, the Corporation's President and Chief Executive Officer served on the Bank's compensation committee, which is responsible for compensation matters (see Report of Compensation Committee). He did not participate in any decisions regarding his own compensation as an Executive Officer.

The Compensation Committee Chairman, Mr. Thomas K. Butterfield, is a partner in the law firm of Taylor, Butterfield, Riseman, Clark, Howell, & Churchill, P.C., which rendered legal services to the Corporation's wholly owned subsidiary, Lapeer County Bank & Trust Co. during 1999. Lapeer County Bank & Trust Co. plans to employ this firm for legal services in 2000.

Other Transactions with Officers and Directors

Some of the directors and officers of the Corporation and the companies with which they are associated were customers of and had banking transactions with the Bank in the ordinary course of the Bank's business during 1999. All loans included in such transactions were made on the same terms and conditions as those prevailing at the time for other borrowers, and in the opinion of the management of the Bank, did not involve more than a normal risk of collectibility. On December 31, 1999, loans approximating $3,873,000, which is equal to 16.3% of stockholders' equity, were outstanding to directors, officers and their associated companies.

During 1999 the Bank paid legal fees in the amount of $44,042 to the firm of Taylor, Butterfield, Riseman, Clark, Howell & Churchill, P.C., of which Mr. Butterfield is a partner. The Bank expects to receive legal services from that firm during 2000.

                  SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Corporation's officers, directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers and directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms that they file.

Based solely on review of the copies of such forms furnished to the Corporation or written representations that no Form 5s were required, the Corporation believes that all Section 16(a) filing requirements applicable to officers and directors were complied with, except for the late reporting of single transactions on a Form 4 by each of Mr. Harrington, Mr. Lefever and Mr. Cady, and a late reporting on a Form 3 by Mr. Cady. The Corporation has no shareholders who are ten percent beneficial owners.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The financial statements of the Corporation were reported on by Plante & Moran, LLP, a firm of independent public accountants. Their opinion appears in the 1999 Annual Report of the Corporation.

No fees were paid to Plante & Moran, LLP for non audit services during 1999. A representative of Plante & Moran, LLP will be present at the Annual Meeting and will be available to answer questions asked by the stockholders and will be offered an opportunity to make a statement.

                               SHAREHOLDER RETURN

Set forth below is a graph which summarizes the cumulative return experienced by the Corporation's shareholders over the past five years compared with the S&P 500 Index and the S&P Major Regional Banks index. The presentation assumes that the value of the investment in the Corporation's common stock and each index was $100 on December 31, 1994 and that all dividends were reinvested.


                            CUMULATIVE TOTAL RETURNS
                                     [CHART]


                              1994     1995      1996      1997      1998      1999
County Bank Corp.             100       144       199       273       388       405
S&P 500                       100       138       169       226       290       351
S&P Major Regional Banks      100       157       215       324       357       307

                                  OTHER MATTERS

The Board of Directors knows of no other matters which are to be brought before the Annual Meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

A shareholder of the Corporation may obtain a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 1999 without charge by submitting a written request to the following address:

Attention:  Mr. Joseph Black, Treasurer
County Bank Corp
PO Box 250
Lapeer, MI  48446-0250

                              STOCKHOLDER PROPOSALS

The deadline for stockholders to submit proposals to be considered for inclusion in Management's proxy, for next year's Annual Meeting of Stockholders, is December 29, 2000. Proposals should be sent by certified mail, return receipt requested to Laird A. Kellie, Secretary, County Bank Corp, 83 W. Nepessing Street, PO Box 250, Lapeer, Michigan 48446.

Curt Carter
President and
Chief Executive Officer

                                COUNTY BANK CORP
                         PROXY FOR 2000 ANNUAL MEETING

The undersigned stockholder of County Bank Corp hereby appoints Curt Carter
and/or Laird Kellie or                         as proxies with full power of
substitution to vote all of the capital stock of County Bank Corp, Lapeer, Michigan, registered in the name of the undersigned at the close of business on February 29, 2000 at the Annual Meeting of Stockholders of County Bank Corp, Lapeer, Michigan, to be held at 3:30 p.m., Friday, April 21, 2000 at the Pix Theatre, 172 East Nepessing St., Lapeer, Michigan.

1.  To elect the following nominees to the Board of Directors:

    Class III Directors (Term expires 2003):   Michael H. Blazo     Thomas K. Butterfield     Timothy Oesch

                FOR ALL NOMINEES ( )*                WITHHOLD ALL AUTHORITY ( )

   *NOTE: Withhold authority to vote for one or more nominees by placing their name(s) on the line below:

   ----------------------------------------------------------------------------
2. To amend Article III of the Corporation's Articles of Incorporation to increase the total number of authorized common shares, $5 par value, from 1,200,000 to 3,000,000.
            FOR ( )            AGAINST ( )              ABSTAIN ( )

3. To transact such other business as may properly come before the meeting or any adjournment thereof:

This proxy confers authority to vote "FOR" each proposition listed above unless "AGAINST", or "WITHHOLD" is indicated. If any other business is presented at the meeting, this proxy shall be voted in accordance with the judgment and recommendations of the Board of Directors. All shares represented by properly executed proxies will be voted as directed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.

DATED           NUMBER OF SHARES
     ----------                 ----------
                                                  ----------------------------

                                                  ----------------------------
                                                  Signature(s) of Stockholder(s)

                                                  (All joint owners must sign.
                                                  When signing as Attorney,
                                                  Executor, Administrator,
                                                  Trustee, or Guardian, please
                                                  give full title.

                                                  If more than one Trustee,
                                                  ALL should sign.)

                                                  PLEASE SIGN AND RETURN
                                                  IMMEDIATELY IN THE ENCLOSED
                                                  ENVELOPE.